EXHIBIT 4.1

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                             SUBSCRIPTION AGREEMENT

                                                  June 15, 2007

SecureCARE Technologies, Inc.
3755 Capital of Texas Highway - Suite 160E
Austin, TX  78704

Attention:  Neil Burley, Chief Financial Officer
            ------------------------------------

                  Re:      Purchase of Notes and Common Stock
                           ----------------------------------

Gentlemen:

         SecureCARE Technologies, Inc., a Nevada corporation (hereinafter referred to as "SCUC" or the "Company") is offering to a limited number of investors ("Investors"), who are accredited investors, as hereinafter defined, an aggregate of up to One Million Five Hundred Thousand ($1,500,000) Dollars Principal Amount of 6% Unsecured Notes due December 31, 2008 (subject to extension at the option of the Company to December 31, 2009 with interest at 9% during any such extension period (the "Notes") and up to Six Hundred Thousand (600,000) shares (the "Shares") of its Common Stock, par value $.001 per share (the "Common Stock" or "Shares"). The Notes will be offered at their face value and for each $2.50 principal amount of Note purchased, the Investor will receive one share of Common Stock.

         The Company intends to offer the Notes and Common Stock (the "Offering") from time to time through October 31, 2007 with no minimum sales required, and may determine to withdraw, limit or extend the offering at any time. SCUC has furnished the undersigned with the information set forth in this Subscription Agreement and in Section 2(a) below.

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         1.       Subscription. Subject to the terms and conditions of this
Subscription Agreement, the undersigned hereby tenders this subscription and check in the amount set forth at the foot of this agreement to acquire the principal amount of Notes set forth at the foot of this agreement. The Investor shall, upon purchase of his Note, also receive one share of Common Stock for each $2.50 of principal amount of Note purchased. Upon the acceptance and payment of the purchase price, Notes and certificates for Common Stock Shares shall be issued to the Investors. Acceptance shall take place within thirty (30) business days after receipt of the signed Subscription Agreement and receipt of a check or other cleared funds for the purchase price. The sale hereby is not conditioned upon receipt of a minimal amount of proceeds.

         2. Acknowledgments. The undersigned acknowledges that the undersigned has had the opportunity to review the following documents and has made such review as the undersigned has deemed appropriate:

                           All documents filed by the Company with the
                  Securities and Exchange Commission of the United States of America and is particularly aware of the Company's current cash needs, the risk factors set forth in its Form 10-KSB for the year ended December 31, 2006, the Company's history of bankruptcy and that an investment in the Company is an extremely high risk investment. The Investor has read the Company's Information Statement and Form 8-K with respect to its recent one for 200 reverse split of its Common Stock (the "Reverse Stock Split").

         3.       Investment Representations.

                  (a) Investment Intent. The undersigned represents that the undersigned is acquiring the Note and Shares to be purchased hereby for investment only and not with a view to, or for sale in connection with, any distribution thereof nor with any present intention to sell such Note or Shares, except in compliance with the Act. The Company has no obligation to register the Shares under the Act and does not intend to do so. Since the Reverse Stock Split there has been virtually no trading market for the Shares and none may ever develop. The Notes and the certificates for the Shares will bear the following legend or a legend similar thereto:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated, or otherwise disposed of in the absence of (i) an effective registration statement for such securities under such act or (ii) an opinion of company counsel that such registration is not required.

                  (b) Transfer Limited. The undersigned further acknowledges that the Notes and Shares to be purchased hereby will have been issued pursuant to an exemption from registration under the Act and the rules and regulations promulgated thereunder and agrees not to sell or otherwise transfer or dispose of the Note or the Shares in any transaction which, in the reasonable opinion of the Company's counsel, would be in violation of the Act.

                  (c) Experience. The undersigned represents and warrants that the undersigned has such knowledge and experience in financial and business matters that the Purchaser is and will be capable of evaluating the risks and merits of an investment in the Notes and Shares to be purchased hereby and that the Purchaser is able to bear the economic risks, including total loss, of investing in the Notes and Shares.

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

                  (d) No Filing. The undersigned understands that no federal or state agency has passed upon the Notes and Shares or made any findings or determination as to the fairness of this investment.

         4. Information with Respect to the Undersigned. The undersigned represents the following information is true and correct:


Name of Purchaser:                  (1) ________________________________________
         (Print Name)
                                    (2) ________________________________________
                                                 (Print Name)

Mailing Address:                        ________________________________________
                                                 (Name of Addressee)

                                        ________________________________________
                                                 (Number and Street)

                                        _____________    _________    __________
                                           City            State       Zip Code


Facsimile No (Optional):  _______________________

Social Security and/or
taxpayer identification
number(s):                          (1) ________________________________________

                                    (2) ________________________________________

Ownership Form (check one):

                                    ___  Individual

                                    ___  Joint Tenancy

                                    ___  Community property

                                    ___  Tenancy-in-common

         5. Copies of Notices. Copies of all notices or other communications to be given or made hereunder will be transmitted to purchaser at its above mailing address.

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

         6. Accredited Investor. The undersigned represent(s) and warrant(s) that I am (we are) "accredited investor(s)" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Act as set forth below. (Initial the appropriate category of accredited investor that each person satisfies and, in the case of joint or partnership ownership, indicate which person the initialed category is applicable to):

         ___      (1)      Such investor is a natural person who had individual
                  income (excluding income of such investor's spouse) in excess of $200,000 in each of 2005 and 2006 or joint income with such investor's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in 2007 (for purposes hereof, individual income being defined as adjusted gross income, without taking into account: (a) any deductions for long-term capital gains under ss. 1202 of the Internal Revenue Code of 1986, as presently amended (the "Code"); (b) any depletion deductions under Code ss. 611 et seq.; (c) any exclusion for interest under Code ss. 103; or
                  (d) any partnership losses allocated to such Investor as reported on Schedule E of his Form 1040 or any successor form);

         ___      (2)      Such investor is a natural person whose net worth at
                  the time of purchase, either individually or jointly with such Investor's spouse, exceeds $1,000,000 (including such investor's home, home furnishings and automobiles);

         ___      (3)      Such investor is a trust, not formed for the specific
                  purpose of acquiring the securities offered, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act;

         ___      (4)      Such investor is a corporation, partnership, trust or
                  other entity in which all of the equity owners are Accredited Investors; or

         ___      (5)      Other (details below).

                               __________________


         7. Tax Consequences. No effort has been made to provide any advice as to the federal, state or local income tax consequences of my investment in the Notes and Shares. I have been advised to seek my own independent advice as to the tax consequences of an investment in the Notes and Shares.

         8. Survival and Indemnification. The undersigned agree(s) that the representations contained herein shall survive the purchase of the Notes and Shares and that he (they) will indemnify and hold harmless SCUI from and against loss, damage or liability arising from a claim of or action instituted by a third party including any governmental or regulatory body investigation, or proceeding arising from a breach of any representation or material misrepresentation of the undersigned contained herein. The indemnities provided

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

herein shall not be deemed exclusive remedies but are in addition to all other rights and remedies available to either or both of the parties pursuant to this Agreement.

         9.       Miscellaneous.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

         This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may only be modified in writing signed by the undersigned and SCUC.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas applicable to agreements made and to be performed entirely within such State.

         IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the day and year first above written.

         (1)  _____________________________

         (2) ______________________________

Amount Subscribed for:
$__________________________ Principal amount of Notes


         The foregoing subscription is hereby accepted by SecureCARE Technologies, Inc., as of the __day of ______________ , 2007.

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


                                       SecureCARE Technologies, Inc.
                                       (a Nevada Corporation)



                                       By: _____________________________________
                                          Neil Burley, Chief Financial Officer


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